Exhibit 10.47

CROMPTON CORPORATION
SUMMARY OF COMPENSATION AND BENEFITS
FOR NON-EMPLOYEE DIRECTORS

I. ANNUAL COMPENSATION

	Lead Director	Audit Committee	Others

Annual Retainer (including Meeting Fees)	$25,000 plus $57,000 or $62,000	$62,000	$57,000
Committee Chairman Retainer		$15,000	$ 5,000

•        CASH COMPENSATION

The Annual Retainer and the Committee Chairman Retainer will be paid in cash in equal quarterly installments.

•        DEFERRED COMPENSATION

    RESTRICTED STOCK

Each non-employee director will receive an annual grant of restricted Crompton Corporation common stock with a value at grant of $65,000.00, the restrictions on which will lapse upon the director's retirement from the Board of Directors; all cash dividends paid upon such grant of restricted stock shall be deferred and reinvested in additional shares of restricted stock automatically.

Shares of restricted stock shall be valued on the date of the first Board of Directors meeting in each year; provided, however, that if the New York Stock Exchange shall not be open on such date, then on the first following date that the Exchange shall be open. The number of shares of restricted stock to be granted to each director shall be determined by taking the high and low price of a share of Crompton Corporation common stock on that date, dividing by two to determined the Fair Market Value ("FMV"), and then dividing $65,000.00 by the FMV.

Summary of Compensation and Benefits
For Non-employee Directors

II. INSURANCE

•        DIRECTORS LIABILITY INSURANCE

National Union Fire Insurance Co. covers losses for liability arising out of certain actions of active Directors - limit is $10MM. Gulf Ins. and CNA provide $10MM each excess of National Union. XL-ECU Ins. Co. provides $20MM excess of above policies for total coverage limit of $50MM.

•        FIDUCIARY LIABILITY INSURANCE

National Union Fire Insurance Co. covers loss in excess of $100,000 for breach of fiduciary duty on behalf of a Trust or Employee Benefit Plan - Limit is $15MM.

•          TRAVEL ACCIDENT INSURANCE

AIG Insurance Company provides a death benefit of $300,000 when traveling on Company business and $5,000 medical in medical expenses while a Director.

III. EXPENSES

All Directors are reimbursed for out-of-pocket expenses in connection with travel on Company business, including attendance at Board and committee meetings.

March 2005